EXHIBIT 1

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS
ENDED DECEMBER 31, 2002 AND 2001, AND
INDEPENDENT AUDITORS' REPORT

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

TABLE OF CONTENTS

PAGE

INDEPENDENT AUDITORS' REPORT	3

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001:
Statements of Net Assets Available for Benefits	4
Statements of Changes in Net Assets Available for Benefits	5
NOTES TO THE FINANCIAL STATEMENTS	6-13

INDEPENDENT AUDITORS' REPORT

To the Employee Benefit Committee of PG&E Corporation,
and Participants of the PG&E Corporation Retirement Savings Plan:

We have audited the accompanying statements of net assets available for benefits of the PG&E Corporation Retirement Savings Plan (the Plan) as of December 31, 2002 and 2001, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2002 and 2001, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

San Francisco, California
June 23, 2003

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
(in thousands)

	As of December 31,

	2002	2001

ASSETS
Investment in Master Trust	$1,494,389	$1,669,859

LIABILITIES	-	-

NET ASSETS AVAILABLE FOR BENEFITS	$1,494,389	$1,669,859

See accompanying Notes to the Financial Statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
(in thousands)

	Year ended December 31,

	2002	2001

ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:

Contributions:
Employer contributions	$33,063	$30,777
Employee contributions	64,984	58,565

Total additions	98,047	89,342

DEDUCTIONS FROM NET ASSETS ATTRIBUTABLE TO:

Investment Loss:
Plan interest in Master Trust investment loss	222,037	100,274

Distributions:
Benefit distributions to participants	61,997	91,431
Administrative expenses	124	106

Total distributions	62,121	91,537

Total deductions	284,158	191,811

NET DECREASE BEFORE ASSET TRANSFERS	(186,111)	(102,469)

Asset transfers in	10,641	13,091

NET DECREASE	(175,470)	(89,378)

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	1,669,859	1,759,237

End of year	$1,494,389	$1,669,859

See accompanying Notes to the Financial Statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1: DESCRIPTION OF PLAN

The following is a brief description of the PG&E Corporation Retirement Savings Plan (RSP). The RSP Plan document (Plan Document) provides a more complete description of the plan's provisions.

General - The RSP is a defined contribution plan and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The RSP covers nonunion and certain union employees of all companies owned by PG&E Corporation (Corporation) including employees of the Corporation (collectively, PG&E Corporation Group) as designated by the Employee Benefit Committee (EBC).

Effective June 1, 1999, the Pacific Gas and Electric Company Savings Fund Plan Part I was amended and restated, and Fidelity Management Trust Company (Trustee) was appointed Trustee. The plan assets that were held by the former trustee in the Pacific Gas and Electric Company (Utility) Savings Fund Plan Master Trust were then transferred to the RSP. Assets of certain other affiliated company qualified benefit plans were also transferred into the RSP.

Effective April 2, 2000, a separate plan, the PG&E Corporation Retirement Savings Plan for Union-Represented Employees (Union RSP) was formed. During 2000, assets totaling approximately $15 million were transferred from the RSP to the Union RSP. In addition, assets totaling approximately $13 million during 2001 and $9 million during 2000 were transferred from certain qualified plans sponsored by the PG&E Corporation Group to the RSP. Investment assets of both the RSP and the Union RSP are maintained in the PG&E Corporation RSP Master Trust (Master Trust).

The Board of Directors of the Corporation established the EBC to have oversight over the financial management of affiliated company funded employee benefit plans. The EBC provides administrative oversight on behalf of the RSP. The EBC retains Fidelity Management Trust Company as the Trustee of the RSP.

Eligibility - Nonunion and certain union employees of the PG&E Corporation Group are eligible to participate in the RSP, as defined by the Plan Document.

Contributions - Participating employees may elect to contribute, through payroll deductions, from 1 to 16 percent of their covered compensation, as defined in the Plan Document (Covered Compensation). The Covered Compensation for purposes of the RSP is limited by the Internal Revenue Code (the Code) to $200,000 for the 2002 plan year, and $170,000 for the 2001 plan year. These elective contributions can be on a pre-tax basis, on an after-tax basis, or a combination of both pre-tax and after-tax basis.

Participants may also rollover distribution amounts from other qualified plans.

Pre-tax, rollover, and Corporation contributions are not subject to federal or state income taxes until withdrawn or distributed from the Plan, as set forth by the regulations in the Code.

As provided by the Code, pre-tax employee contributions may not exceed $11,000 for the 2002 plan year, and $10,500 for the 2001 plan year. Total contributions made to a participant's account by both the participant and the employer are limited and may not exceed the lesser of 100 percent of the participant's Covered Compensation or $40,000 for the 2002 plan year, and may not exceed the lesser of 25 percent of the participant's Covered Compensation or $35,000 for the 2001 plan year. Participants aged 50 and older are permitted to make an additional catch-up deferral contribution up to $1,000 for the 2002 plan year. The 2002 total contribution limitation amount is exclusive of any allowed catch-up contributions.

There are two types of employer contributions - matching employer contributions and basic employer contributions:

  Participants who are not accruing service under a defined benefit retirement plan in which their employer participates, receive a basic employer contribution of 5 percent of Covered Compensation plus, after one year of service, a matching employer contribution of 100 percent of their elective employee contributions up to 5 percent of Covered Compensation.

  Participants who are accruing service under a defined benefit plan in which their employer participates do not receive a basic employer contribution; such participants receive matching employer contributions of 75 percent of their elective employee contributions up to 3 percent of Covered Compensation for employees with one to three years of service and up to 6 percent of Covered Compensation for employees with three or more years of service.

Participant Accounts - Individual accounts are maintained for each participant in the RSP and each account is credited with the employee's elective contribution, employer contributions and an allocation of the RSP's net earnings (loss) and certain investment management fees. Allocations of earnings (loss) and fees are based on participant account balances as defined in the Plan Document.

Vesting - Employer contributions and participant elective contributions and their related accumulated earnings and losses are 100 percent vested at all times.

Investment Options - Individual participants designate the way in which their contributions and employer basic contributions are invested and may change their investment designation at any time. Employer matching contributions are initially invested in the PG&E Corporation Stock Fund, but participants may reallocate the employer match to the other investment options once it has been credited to their account. The following investment funds were available to the participants as of December 31, 2002 and 2001:

  PG&E Corporation Stock Fund - This fund invests primarily in PG&E Corporation Common Stock, and also invests in short-term investments (approximately 1 to 5 percent of total investments) to meet daily liquidity requirements. This fund is designed to provide participants with an opportunity to own part of the Corporation and share in the investment performance of PG&E Corporation Common Stock.

The RSP contains an Employee Stock Ownership Plan (ESOP). This enables the RSP to pay any dividends when declared on the PG&E Corporation Stock Fund directly to participants each quarter. Participants may elect to receive their dividends earned from this fund in cash, reinvest their dividends earned from this fund back into the fund, or a combination of both.

  RSP Bond Index Fund - This fund seeks to match the performance of the Lehman Brothers Aggregate Bond Index, a benchmark representing the broad, intermediate maturity investment grade U.S. bond market.

  RSP Small Company Stock Index Fund - This fund seeks to match the performance of the Russell Special Small Company Index, a benchmark representing the mid- and small- capitalization sectors of the U.S. stock market.

  RSP Large Company Stock Index Fund - This fund seeks to match the performance of the Standard & Poor's 500 Index, a benchmark representing the large capitalization U.S. stock market.

  RSP International Stock Index Fund - This fund seeks to match the performance of the Morgan Stanley Capital International Europe, Australasia, and Far East Index, a benchmark representing the large-capitalization sectors of approximately 20 developed stock markets outside of the United States.

  RSP Stable Value Fund - This fund aims to provide safety of principal and liquidity while providing a higher return over time than that offered by money market funds. The fund is invested in high-quality short-term notes, and wrap contracts are applied to protect the principal value.

  RSP Conservative Asset Allocation Fund - This fund is a portfolio of commingled stock and bond funds that invest approximately 60 percent in the Bond Index Fund, 30 percent in the Large Company Stock Index Fund, 5 percent in the Small Company Stock Index Fund, and 5 percent in the International Stock Index Fund.

  RSP Moderate Asset Allocation Fund - This fund is a portfolio of commingled stock and bond funds that invests approximately 40 percent in the Bond Index Fund, 42 percent in the Large Company Stock Index Fund, 8 percent in the Small Company Stock Index Fund, and 10 percent in the International Stock Index Fund.

  RSP Aggressive Asset Allocation Fund - This fund is a portfolio of commingled stock and bond funds that invests approximately 20 percent in the Bond Index Fund, 55 percent in the Large Company Stock Index Fund, 10 percent in the Small Company Stock Index Fund, and 15 percent in the International Stock Index Fund.

The RSP also offers participants a broad array of approximately 200 mutual fund options that represent a variety of investment styles and categories from more than 20 investment companies.

Participant Loans - Participants may borrow from their account a minimum of $1,000 and a maximum equal to the lesser of $50,000 or 50 percent of their account balance. Loan terms are up to five years for general purposes or up to 15 years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate equal to the prime rate plus 1 percent, as determined by the Trustee, for the month in which the loan is requested. The rate is set when participants apply for a loan and remains fixed throughout the duration of the loan term. Principal and interest are paid primarily through payroll deductions. Principal and related loan interest payments are returned to the participant's account.

Benefits - Upon termination of service from any company within the PG&E Corporation Group, a participant may elect to receive an amount equal to the participant's account balance. The form of payment may be a single lump-sum distribution, periodic payments, or a partial distribution with the remainder paid later. Participants may also elect to roll their account balances into another qualified plan or account. Participants whose account balance is $5,000 or less must take a lump-sum distribution of their account balance. In the event of a participant's death, the participant's beneficiaries will receive the value of the participant's account balance in a lump sum payment except as provided in the Plan Document.

Withdrawals - Except upon death, total disability, termination or retirement, withdrawal of participant account balances requires approval of the Trustee. Hardship withdrawals and certain in-service withdrawals are permitted subject to plan provisions.

Administrative Expenses - The costs of administering the RSP, including fees and certain expenses of the Trustee are shared by the participating companies. Investment management fees are paid by participants. The fees paid by participants reduce the investment return reported and credited to participants.

Voting Rights - Each participant is entitled to exercise voting rights attributable to the equivalent shares allocated to their account in the PG&E Corporation Stock Fund and is notified by the Trustee prior to the time that such rights are to be exercised. The Trustee is not permitted to vote any share for which a participant has not given instructions. However, the Trustee is required to vote any unallocated shares on behalf of the collective best interest of the RSP participants and beneficiaries.

Plan Termination - The Corporation's Board of Directors reserves the right to amend or terminate the Plan at any time subject to the provisions of ERISA. In the event the RSP is terminated, participants will receive full payment of the balance in their accounts. No plan assets may revert to the Corporation or any company within the PG&E Corporation Group.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Use of Estimates - The accompanying financial statements are prepared on the accrual basis of accounting and in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions. These estimates and assumptions affect the accompanying financial statements and disclosures. Actual results could differ from these estimates.

Investment Valuation and Income Recognition - A participant's interest in the investment funds is represented by participation units allocated on the basis of contributions and assigned a unit value on the basis of the total value of each fund.

The RSP's investments (except for interest in the Stable Value Fund and Participant Loans) are stated at fair value based on published market quotations. Fair value for units is determined by quoted prices in active markets on the last business day of the plan year. The RSP values investments in the Stable Value Fund and Participant Loans at cost, which approximates fair value.

Certain Plan funds are portfolios of commingled stock and bond funds. These portfolios are re-balanced at the beginning of each month based on a target asset weighting, as outlined in Investment Options in Note 1. Due to market activity in December 2002, some year-end portfolio asset allocations varied from target weightings by 1 percent to 2 percent. These deviations had no effect on the total value of investments held or the net assets of the Plan as of December 31, 2002. As of December 31, 2001, the asset allocations of these funds essentially matched target weightings.

Interest income, dividends, investment management fees where appropriate, and the net appreciation or depreciation in the fair value of the investments held by the RSP are allocated to the individual participating plans each day based upon their proportional share of the fund balances.

Interest income is recognized as it is earned; dividends are recorded on the ex-dividend date.

Net appreciation (depreciation) in fair value of investments consists of: (1) the net change in unrealized appreciation (depreciation) on investments held during the year, and (2) the realized gain or loss recognized on the sale of investments during the year.

Purchases and sales of securities are recorded on a trade date basis. Realized gains and losses from security transactions are reported on the average cost basis.

Financial Investments with Off-Balance Sheet Risk - The EBC adopted a "Position Statement on Risk Management" that applies to the RSP. This statement recognizes that guidelines for certain plan investment managers allow the use of derivatives to achieve investment objectives. It is the investment manager's responsibility to understand the potential impact of derivatives on the total portfolio under various market risk scenarios, and to comply with these guidelines. As with other marketable securities, all derivatives are in the custody of the Trustee and valued daily. As of and during the years ended December 31, 2002 and 2001, the RSP and the Master Trust held no direct investments in derivatives.

Payment of Benefits - Benefit payments to participants are recorded upon distribution.

NOTE 3: INVESTMENTS

The RSP's investment funds are managed by the Trustee or an investment manager, who has discretionary investment authority over the funds. These RSP investment funds consist of various underlying investments. The EBC is responsible for the selection of the RSP's investment funds but not the selection of the underlying funds. Neither the EBC nor any of the companies within the PG&E Corporation Group is involved in the investment fund's day-to-day investment operations.

100 percent of the RSP's assets are held as an investment in the Master Trust.

The net assets and related investment fund balances of the Master Trust and the RSP's allocated share of such amounts are as follows (in thousands):
	As of December 31,

	2002	2001

PG&E Corporation Stock Fund (1)	$308,580	$346,397
RSP Bond Index Fund	109,716	81,316
RSP Small Company Stock Index Fund	74,752	105,087
RSP Large Company Stock Index Fund	562,252	745,675
RSP International Stock Index Fund	43,323	40,092
Mutual Fund Window Funds	163,876	185,581
Money Market Funds	22,357	24,647

Investments at Fair Value	1,284,856	1,528,795
Investments at Cost
RSP Stable Value Fund	414,298	363,592
Participant Loans	21,862	21,906

Total Investments	$1,721,016	$1,914,293

Allocated to the RSP	$1,494,389	$1,669,859
Allocated to the Union RSP	226,627	244,434

Total All Plans	$1,721,016	$1,914,293

(1) Includes non-participant directed amounts.

The net investment loss of the Master Trust by major category and the RSP's allocated share of such amounts are as follows (in thousands):
	Year ended December 31,

	2002	2001

Net depreciation in fair value of investments:
PG&E Corporation Stock Fund (1)	$(62,180)	$21,277
RSP Bond Index Fund	6,493	3,221
RSP Small Company Stock Index Fund	(17,477)	(7,753)
RSP Large Company Stock Index Fund	(180,762)	(138,661)
RSP International Stock Index Fund	(5,695)	(9,365)
Mutual Fund Window Funds	(18,534)	(11,240)
Stable Value Fund	18,885	19,692

Net depreciation in fair value of investments	(259,270)	(122,829)

Interest income	5,136	9,605
Dividends	-	1,153
Other investment income	1,734	1,897

Total investment loss	$(252,400)	$(110,174)

Allocated to the RSP	$(222,037)	$(100,274)
Allocated to the Union RSP	(30,363)	(9,900)

Total	$(252,400)	$(110,174)

(1) Includes non-participant directed amounts.

NOTE 4: ASSET TRANSFERS IN

Net asset transfers in from other qualified plans amounted (in thousands) to $10,641 for the year ended December 31, 2002, and $13,091 for the year ended December 31, 2001.

NOTE 5: RELATED-PARTY TRANSACTIONS

Certain RSP investments, including investments held in the Master Trust, are shares of funds managed by the Trustee. The RSP also invests in PG&E Corporation Common Stock. These transactions qualify as party-in-interest transactions.

The party-in-interest transactions comprised the following investments (in thousands):
	Year ended December 31,

	2002	2001

PG&E Corporation Stock Fund	$255,140	$287,271
Fidelity managed funds	172,777	191,422

Total party-in-interest investments	$427,917	$478,693

NOTE 6: TAX STATUS

The Internal Revenue Service (IRS) had ruled that the RSP is a qualified tax-exempt plan under Section 401(a) and Section 409(a) of the Code and the trust forming a part thereof is exempt under Section 501(a) of the Code. Accordingly, no provision for federal income taxes has been made to the financial statements. Furthermore, participating employees are not liable for federal income tax on amounts allocated to their accounts attributable to: (1) employee 401(k) contributions, (2) reinvested dividends, earnings, and interest income on both 401(k) contributions and non - 401(k) contributions, or (3) employer contributions, until the time that they withdraw such amounts from the RSP.

The Corporation received a favorable tax determination letter from the IRS on April 25, 2000 and March 3, 2003. The Corporation believes that the RSP is designed and continues to operate in accordance with the applicable requirements of the Code.

NOTE 7: CHAPTER 11 BANKRUPTCY FILING

On April 6, 2001, the Utility, a subsidiary of the Corporation, sought protection from its creditors through a Chapter 11 bankruptcy filing in the United States Bankruptcy Court for the Northern District of California, San Francisco Division (Bankruptcy Court). Subsequently, the Utility and the Corporation jointly, and the California Public Utilities Commission (CPUC) filed competing plans of reorganization as amended, with the Bankruptcy Court. Any plan of reorganization is subject to confirmation by the Bankruptcy Court before it can become effective, and the confirmation hearing, which commenced in November 2002, was stayed by orders of the Bankruptcy Court until June 20, 2003. On June 19, 2003 the staff of the CPUC, the Utility, and the Corporation jointly proposed a settlement agreement that would resolve the competing plans of reorganization in the Utility's Chapter 11 proceeding and end litigation between the Utility, the Corporation, and the CPUC relating to the energy crisis.

Under the provisions of the proposed settlement agreement, it is expected that the Utility would emerge from Chapter 11 protection in early 2004 as a vertically integrated utility, subject to the traditional rulemaking jurisdiction of the CPUC. It is also expected that the Utility would be an investment grade company, capable of fulfilling its obligations to serve its customers and operating safely and reliably on a sound financial basis going forward.

The proposed settlement agreement will be subject to extensive public review and hearings before the CPUC, and a vote of the CPUC. The proposed settlement agreement is also subject to the approval of the boards of directors of the Corporation and the Utility. If all such approvals have not been received by December 31, 2003, any party may terminate the proposed agreement. In addition, the proposed settlement agreement will be subject to a vote by the creditors and approval of the Bankruptcy Court. The plan of reorganization contemplated by the proposed settlement agreement will not become effective until (1) Standard & Poor's and Moody's have issued investment grade credit ratings for the Utility and the securities issued under the plan, and (2) the CPUC has given final approval for all rates, tariffs, and agreements necessary to implement the plan.

The Utility's bankruptcy filing had no effect on the Plan in 2002 and 2001.

Historically, the Corporation has paid quarterly dividends to participants in the PG&E Corporation Stock Fund. In light of its financial condition and the California energy crisis, the Corporation suspended the payment of dividends in January 2001, and has not declared a dividend since then. The suspension of the January 2001 payment of dividends and the absence of the declaration of dividends since then is not expected to have an effect on the RSP plan design and operation.

******

PG&E CORPORATION
RETIREMENT SAVINGS PLAN
FOR UNION-REPRESENTED EMPLOYEES

FINANCIAL STATEMENTS AS OF AND FOR THE
YEARS ENDED DECEMBER 31, 2002 AND 2001, AND
INDEPENDENT AUDITORS' REPORT

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

TABLE OF CONTENTS

PAGE

INDEPENDENT AUDITORS' REPORT	3

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001:
Statements of Net Assets Available for Benefits	4
Statements of Changes in Net Assets Available for Benefits	5
NOTES TO THE FINANCIAL STATEMENTS	6-13

INDEPENDENT AUDITORS' REPORT

To the Employee Benefit Committee of PG&E Corporation,
and Participants of the PG&E Corporation Retirement Savings Plan
for Union-Represented Employees:

We have audited the accompanying statements of net assets available for benefits of the PG&E Corporation Retirement Savings Plan for Union-Represented Employees (the Plan) as of December 31, 2002 and 2001, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2002 and 2001, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

San Francisco, California
June 23, 2003

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

(in thousands)

	As of December 31,

	2002	2001

ASSETS

Investment in Master Trust	$226,627	$244,434

LIABILITIES	-	-

NET ASSETS AVAILABLE FOR BENEFITS	$226,627	$244,434

See accompanying Notes to the Financial Statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

(in thousands)

	Year ended December 31,

	2002	2001

ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:

Contributions:
Employer contributions	$2,484	$2,356
Employee contributions	10,879	9,827

Total additions	13,363	12,183

DEDUCTIONS FROM NET ASSETS ATTRIBUTABLE TO:

Investment Loss:
Plan interest in Master Trust investment loss	30,363	9,900

Distributions:
Benefit distributions to participants	8,894	9,283
Administrative expenses	23	11

Total distributions	8,917	9,294

Total deductions	39,280	19,194

NET DECREASE BEFORE ASSET TRANSFERS	(25,917)	(7,011)

Asset transfers in	8,110	354

NET DECREASE	(17,807)	(6,657)

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	244,434	251,091

End of year	$226,627	$244,434

See accompanying Notes to the Financial Statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1: DESCRIPTION OF PLAN

The following is a brief description of the PG&E Corporation Retirement Savings Plan for Union-Represented Employees (Union RSP). The Union RSP Plan document (Plan Document) provides a more complete description of the plan's provisions.

General - The Union RSP is a defined contribution plan and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Union RSP covers certain union employees of all companies owned by PG&E Corporation (Corporation), including employees of the Corporation (collectively, PG&E Corporation Group), as designated by the Employee Benefit Committee (EBC).

The Corporation established the Union RSP on April 2, 2000 (inception date). Upon the inception date, assets from certain other qualified plans sponsored by the PG&E Corporation Group were transferred into the Union RSP. These assets include transfers from the PG&E Corporation Retirement Savings Plan (RSP) totaling approximately $15 million, and transfers from other qualified plans sponsored by Pacific Gas and Electric Company (Utility), a participating company within the PG&E Corporation Group totaling approximately $256 million. On June 3, 2002, assets from the PG&E Gas Transmission, Northwest Corporation Savings Fund Plan for Non-Management Employees and Trust, of approximately $9 million, were transferred into this plan. Investment assets of both the RSP and the Union RSP are maintained in the PG&E Corporation RSP Master Trust (Master Trust).

The Board of Directors of the Corporation established the EBC to have oversight over the financial management of affiliated company funded employee benefit plans. The EBC provides administrative oversight on behalf of the Union RSP. The EBC retains Fidelity Management Trust Company as the Trustee of the Union RSP.

Eligibility - Certain union employees of the PG&E Corporation Group are eligible to participate in the Union RSP, as defined by the Plan Document.

Contributions - Participating employees may elect to contribute, through payroll deductions, from 1 to 16 percent of their covered compensation, as defined in the Plan Document (Covered Compensation). The Covered Compensation for purposes of the Plan is limited by the Internal Revenue Code (the Code) to $200,000 for the 2002 plan year, and $170,000 for the 2001 plan year. These elective contributions can be on a pre-tax basis, on an after-tax basis, or a combination of both pre-tax and after-tax basis.

Participants may also rollover distribution amounts from other qualified plans.

Pre-tax, rollover, and Corporation contributions are not subject to federal or state income taxes until withdrawn or distributed from the Plan, as set forth by the regulations in the Code.

As provided by the Code, pre-tax employee contributions may not exceed $11,000 for the 2002 plan year, and $10,500 for the 2001 plan year. Total contributions made to a participant's account by both the participant and the employer are limited and may not exceed the lesser of 100 percent of the participant's Covered Compensation or $40,000 for the 2002 plan year, and may not exceed the lesser of 25 percent of the participant's Covered Compensation or $35,000 for the 2001 plan year. Participants aged 50 and older are permitted to make an additional catch-up deferral contribution up to $1,000 for the 2002 plan year. The 2002 total contribution limitation amount is exclusive of any allowed catch-up contributions.

Matching employer contributions are made on behalf of all eligible employees who elect to contribute to the Union RSP. Matching employer contributions for eligible employees are made in the following percentages according to years of service:

Length of Service	Matching Employer Contribution

Less than 3 years of service	No employer match.
3 years but less than 5 years of service	50 percent of the employee's pre-tax and/or after-tax contributions up to 3 percent of the employee's Covered Compensation.
5 years but less than 10 years of service	50 percent of the employee's pre-tax and/or after-tax contributions up to 4 percent of the employee's Covered Compensation.
10 years but less than 15 years of service	50 percent of the employee's pre-tax and/or after-tax contributions up to 5 percent of the employee's Covered Compensation.
15 years of service or more	50 percent of the employee's pre-tax and/or after-tax contributions up to 6 percent of the employee's Covered Compensation.

Matching employer contribution of 50 percent of the employee's elective contribution up to 6 percent of the employee's Covered Compensation are made on behalf of the eligible employees of PG&E Gas Transmission, Northwest Corporation, with at least one year of service.

Participant Accounts - Individual accounts are maintained for each participant in the Union RSP and each account is credited with the employee's elective contribution, employer contributions and an allocation of the Union RSP's net earnings (loss) and certain investment management fees. Allocations of earnings (loss) and fees are based on participant account balances as defined in the Plan Document.

Vesting - Employer contributions and participant elective contributions and their related accumulated earnings and losses are 100 percent vested at all times.

Investment Options - Individual participants designate the way in which their contributions are invested and may change their investment designation at any time. Employer matching contributions are initially invested in the PG&E Corporation Stock Fund, but participants may reallocate the employer match to the other investment options once it has been credited to their account. The following investment funds were available to the participants as of December 31, 2002 and 2001:

  PG&E Corporation Stock Fund - This fund invests primarily in PG&E Corporation Common Stock, and also invests in short-term investments (approximately 1 to 5 percent of total investments) to meet daily liquidity requirements. This fund is designed to provide participants with an opportunity to own part of the Corporation and share in the investment performance of PG&E Corporation Common Stock.

The Union RSP contains an Employee Stock Ownership Plan (ESOP). This enables the Union RSP to pay any dividends when declared on the PG&E Corporation Stock Fund directly to participants each quarter. Participants may elect to receive their dividends earned from this fund in cash, reinvest their dividends earned from this fund back into the fund, or a combination of both.

  RSP Bond Index Fund - This fund seeks to match the performance of the Lehman Brothers Aggregate Bond Index, a benchmark representing the broad, intermediate maturity investment grade U.S. bond market.

  RSP Small Company Stock Index Fund - This fund seeks to match the performance of the Russell Special Small Cap Company Index, a benchmark representing the mid- and small- capitalization sectors of the U.S. stock market.

  RSP Large Company Stock Index Fund - This fund seeks to match the performance of the Standard & Poor's 500 Index, a benchmark representing the large capitalization U.S. stock market.

  RSP International Stock Index Fund - This fund seeks to match the performance of the Morgan Stanley Capital International Europe, Australasia, and Far East Index, a benchmark representing the large-capitalization sectors of approximately 20 developed stock markets outside of the United States.

  RSP Stable Value Fund - This fund aims to provide safety of principal and liquidity while providing a higher return over time than that offered by money market funds. The fund is invested in high-quality short-term notes, and wrap contracts are applied to protect the principal value.

  RSP Conservative Asset Allocation Fund - This fund is a portfolio of commingled stock and bond funds that invest approximately 60 percent in the Bond Index Fund, 30 percent in the Large Company Stock Index Fund, 5 percent in the Small Company Stock Index Fund, and 5 percent in the International Stock Index Fund.

  RSP Moderate Asset Allocation Fund - This fund is a portfolio of commingled stock and bond funds that invests approximately 40 percent in the Bond Index Fund, 42 percent in the Large Company Stock Index Fund, 8 percent in the Small Company Stock Index Fund, and 10 percent in the International Stock Index Fund.

  RSP Aggressive Asset Allocation Fund - This fund is a portfolio of commingled stock and bond funds that invests approximately 20 percent in the Bond Index Fund, 55 percent in the Large Company Stock Index Fund, 10 percent in the Small Company Stock Index Fund, and 15 percent in the International Stock Index Fund.

The Union RSP also offers participants a broad array of approximately 200 mutual fund options that represent a variety of investment styles and categories from more than 20 investment companies.

Participant Loans - Participants may borrow from their account a minimum of $1,000 and a maximum equal to the lesser of $50,000 or 50 percent of their account balance. Loan terms are up to five years for general purposes or up to 15 years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate equal to the prime rate plus 1 percent, as determined by the Trustee for the month in which the loan is requested. The rate is set when participants apply for a loan and remains fixed throughout the duration of the loan term. Principal and interest are paid primarily through payroll deductions. Principal and related loan interest payments are returned to the participant's accounts.

Benefits - Upon termination of service from any company within the PG&E Corporation Group, a participant may elect to receive an amount equal to the participant's account balance. The form of payment may be a single lump-sum distribution, periodic payments, or a partial distribution with the remainder paid later. Participants may also elect to roll their account balances into another qualified plan or account. Participants whose account balance is $5,000 or less must take a lump sum distribution of their account balance. In the event of a participant's death, the participant's beneficiaries will receive the value of the participant's account balance in a lump sum payment except as provided in the Plan Document.

Withdrawals - Except upon death, total disability, termination or retirement, withdrawal of participant account balances requires approval of the Trustee. Hardship withdrawals and certain in-service withdrawals are permitted subject to plan provisions.

Administrative Expenses - The costs of administering the Union RSP, including fees and certain expenses of the Trustee are shared by the participating companies. Investment management fees are paid by participants. The fees paid by participants reduce the investment return reported and credited to participants.

Voting Rights - Each participant is entitled to exercise voting rights attributable to the equivalent shares allocated to their account in the PG&E Corporation Stock Fund and is notified by the Trustee prior to the time that such rights are to be exercised. The Trustee is not permitted to vote any share for which a participant has not given instructions. However, the Trustee is required to vote any unallocated shares on behalf of the collective best interest of the Union RSP participants and beneficiaries.

Plan Termination - The Corporation's Board of Directors reserves the right to amend or terminate the Plan at any time subject to the provisions of ERISA. In the event the Union RSP is terminated, participants will receive full payment of the balance in their accounts. No plan assets may revert to the Corporation or any company within the PG&E Corporation Group.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Use of Estimates - The accompanying financial statements are prepared on the accrual basis of accounting and in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions. These estimates and assumptions affect the accompanying financial statements and disclosures. Actual results could differ from these estimates.

Investment Valuation and Income Recognition - A participant's interest in the investment funds is represented by participation units allocated on the basis of contributions and assigned a unit value on the basis of the total value of each fund.

The Union RSP's investments (except for interest in the Stable Value Fund and Participant Loans) are stated at fair value based on published market quotations. Fair value for units is determined by quoted prices in active markets on the last business day of the plan year. The Union RSP values investments in the Stable Value Fund and Participant Loan at cost, which approximates fair value.

Certain Plan funds are portfolios of commingled stock and bond funds. These portfolios are re-balanced at the beginning of each month based on a target asset weighting, as outlined in Investment Options in Note 1. Due to market activity in December 2002, some year-end portfolio asset allocations varied from target weightings by 1 percent to 2 percent. These deviations had no effect on the total value of investments held or the net assets of the Plan as of December 31, 2002. As of December 31, 2001, the asset allocations of these funds essentially matched target weightings.

Interest income, dividends, investment management fees where appropriate, and the net appreciation or depreciation in the fair value of the investments held by the Union RSP are allocated to the individual participating plans each day based upon their proportional share of the fund balances.

Interest income is recognized as it is earned; dividends are recorded on the ex-dividend date.

Net appreciation (depreciation) in fair value of investments consists of: (1) the net change in unrealized appreciation (depreciation) on investments held during the year, and (2) the realized gain or loss recognized on the sale of investments during the year.

Purchases and sales of securities are recorded on a trade date basis. Realized gains and losses from security transactions are reported on the average cost basis.

Financial Investments with Off-Balance Sheet Risk - The EBC adopted a "Position Statement on Risk Management" that applies to the Union RSP. This statement recognizes that guidelines for certain plan investment managers allow the use of derivatives to achieve investment objectives. It is the investment manager's responsibility to understand the potential impact of derivatives on the total portfolio under various market risk scenarios, and to comply with these guidelines. As with other marketable securities, all derivatives are in the custody of the Trustee and valued daily. As of and during the years ended December 31, 2002 and 2001, the Union RSP and the Master Trust held no direct investments in derivatives.

Payment of Benefits - Benefit payments to participants are recorded upon distribution.

NOTE 3:  INVESTMENTS

The Union RSP's investment funds are managed by the Trustee or an investment manager, who has discretionary investment authority over the funds. These Union RSP investment funds consist of various underlying investments. The EBC is responsible for the selection of the Union RSP's investment funds but not the selection of the underlying investments. Neither the EBC nor any of the companies within the PG&E Corporation Group is involved in the investment fund's day-to-day investment operations.

100 percent of the Union RSP's assets are held as an investment in the Master Trust.

The net assets and related investment fund balances of the Master Trust and the Union RSP's allocated share of such amounts are as follows (in thousands):
	As of December 31,

	2002	2001

PG&E Corporation Stock Fund (1)	$308,580	$346,397
RSP Bond Index Fund	109,716	81,316
RSP Small Company Stock Index Fund	74,752	105,087
RSP Large Company Stock Index Fund	562,252	745,675
RSP International Stock Index Fund	43,323	40,092
Mutual Fund Window Funds	163,876	185,581
Money Market Funds	22,357	24,647

Investments at Fair Value	1,284,856	1,528,795

Investments at Cost
RSP Stable Value Fund	414,298	363,592
Participant Loans	21,862	21,906

Total Investments	$1,721,016	$1,914,293

Allocated to the Union RSP	$226,627	$244,434
Allocated to the RSP	1,494,389	1,669,859

Total All Plans	$1,721,016	$1,914,293

(1) Includes non-participant directed amounts.

The net investment loss of the Master Trust by major category, and the Union RSP's allocated share of such amounts are as follows (in thousands):
	Year ended December 31,

	2002	2001

Net depreciation in fair value of investments:
PG&E Corporation Stock Fund (1)	$(62,180)	$21,277
RSP Bond Index Fund	6,493	3,221
RSP Small Company Stock Index Fund	(17,477)	(7,753)
RSP Large Company Stock Index Fund	(180,762)	(138,661)
RSP International Stock Index Fund	(5,695)	(9,365)
Mutual Fund Window Funds	(18,534)	(11,240)
Stable Value Fund	18,885	19,692

Net depreciation in fair value of investments	(259,270)	(122,829)

Interest income	5,136	9,605
Dividends	-	1,153
Other investment income	1,734	1,897

Total investment loss	$(252,400)	$(110,174)

Allocated to the Union RSP	$(30,363)	$(9,900)
Allocated to the RSP	(222,037)	(100,274)

Total	$(252,400)	$(110,174)

(1) Includes non-participant directed amounts.

NOTE 4: ASSET TRANSFERS IN

Net asset transfers in from other qualified plans amounted (in thousands) to $8,110 for the year ended December 31, 2002, and $354 for the year ended December 31, 2001.

NOTE 5: RELATED-PARTY TRANSACTIONS

Certain Union RSP investments, including investments held in the Master Trust, are shares of funds managed by the Trustee. The Union RSP also invests in PG&E Corporation Common Stock. These transactions qualify as party-in-interest transactions.

The party-in-interest transactions comprised of the following investments (in thousands):
	Year ended December 31,

	2002	2001

PG&E Corporation Stock Fund	$53,441	$59,126
Fidelity managed funds	11,950	12,082

Total party-in-interest investments	$65,391	$71,208

NOTE 6:  TAX STATUS

The Corporation filed an application with the IRS on December 28, 2001 as to the qualification of the Plan under Sections 401(a), 401(k) and 409(a) of the Code, and as to the tax-exempt status of the trust forming a part of the Union RSP under Section 501(a) of the Code. Because the Corporation has received a determination letter for the RSP, which has terms similar to those of the Union RSP, it expects that the Union RSP, revised as necessary through the IRS determination letter process, will also receive a favorable determination letter. Accordingly, the Corporation believes that the Union RSP is designed and continues to operate in accordance with the applicable requirements of the Code.

NOTE 7:  CHAPTER 11 BANKRUPTCY FILING

On April 6, 2001, the Utility, a subsidiary of the Corporation, sought protection from its creditors through a Chapter 11 bankruptcy filing in the United States Bankruptcy Court for the Northern District of California, San Francisco Division (Bankruptcy Court). Subsequently, the Utility and the Corporation jointly, and the California Public Utilities Commission (CPUC) filed competing plans of reorganization as amended, with the Bankruptcy Court. Any plan of reorganization is subject to confirmation by the Bankruptcy Court before it can become effective, and the confirmation hearing, which commenced in November 2002, was stayed by orders of the Bankruptcy Court until June 20, 2003. On June 19, 2003 the staff of the CPUC, the Utility, and the Corporation jointly proposed a settlement agreement that would resolve the competing plans of reorganization in the Utility's Chapter 11 proceeding and end litigation between the Utility, the Corporation, and the CPUC relating to the energy crisis.

Under the provisions of the proposed settlement agreement, it is expected that the Utility would emerge from Chapter 11 protection in early 2004 as a vertically integrated utility, subject to the traditional rulemaking jurisdiction of the CPUC. It is also expected that the Utility would be an investment grade company, capable of fulfilling its obligations to serve its customers and operating safely and reliably on a sound financial basis going forward.

The proposed settlement agreement will be subject to extensive public review and hearings before the CPUC, and a vote of the CPUC. The proposed settlement agreement is also subject to the approval of the boards of directors of the Corporation and the Utility. If all such approvals have not been received by December 31, 2003, any party may terminate the proposed agreement. In addition, the proposed settlement agreement will be subject to a vote by the creditors and approval of the Bankruptcy Court. The plan of reorganization contemplated by the proposed settlement agreement will not become effective until (1) Standard & Poor's and Moody's have issued investment grade credit ratings for the Utility and the securities issued under the plan, and (2) the CPUC has given final approval for all rates, tariffs, and agreements necessary to implement the plan.

The Utility's bankruptcy filing had no effect on the Plan in 2002 and 2001.

Historically, the Corporation has paid quarterly dividends to participants in the PG&E Corporation Stock Fund. In light of its financial condition and the California energy crisis, the Corporation suspended the payment of dividends in January 2001, and has not declared a dividend since then. The suspension of the January 2001 payment of dividends and the absence of the declaration of dividends since then is not expected to have an effect on the Union RSP plan design and operation.

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